Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2002 with respect to the financial statements of E-Mobilis Ltd., in the Registration Statement (Form F-1 No. 333-119885) and related Prospectus of Top Image Systems Ltd. for the registration of 6,125,713 of its ordinary shares.

Tel-Aviv, Israel February 10 , 2005	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global